UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 4, 2009, the Compensation Committee of the Board of Directors of NeoStem, Inc. (the “Company”) approved (i) a compensation structure for the Board of Directors (the “Board of Directors Compensation Plan”) and (ii) the issuance of certain awards to members of the Board acting in their capacity as Board members and to the Board Secretary, Catherine Vaczy, pursuant to the terms of the Board of Directors Compensation Plan.  The Board of Directors Compensation Plan provides that each year each Board member shall be authorized to receive options to purchase 150,000 shares of common stock of the Company for his or her service as a Board member.  These options shall vest as to 50,000 shares on each of the first, second and third anniversaries of the date of grant.  The Board of Directors Compensation Plan further provides that each year Chairs of the Board, Chairs of a Board Committee and members of the Board of Directors of a subsidiary of the Company shall be authorized to receive options to purchase 50,000 shares of common stock of the Company for his or her service as a Chair of the Board or a Committee of the Board or as a member of the Board of a subsidiary of the Company.  These options shall vest as to 16,667 shares on each of the first and second anniversary of the date of grant and as to the remaining 16,666 shares on the third anniversary of the date of grant.  Additionally, each year Catherine Vaczy, as the Secretary of the Board of Directors, shall be authorized to receive options to purchase 100,000 shares of common stock of the Company for her services as Secretary.  These options shall vest as to 33,333 shares on each of the first and second anniversary of the date of grant and as to the remaining 33,334 shares on the third anniversary of the date of grant.  In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of the Company’s common stock on the date of grant.  Under the Board of Directors Compensation Plan, commencing January 1, 2010, non-employee directors are also entitled to cash fees equal to $15,000, which fees shall be payable quarterly in arrears.

Accordingly, the Compensation Committee approved the following grants as of November 4, 2009.  The closing price of the Company’s common stock on November 4, 2009 was $1.66.

Name	Option Award for Board Service	Option Award for service as Chair of Board or Committee or Member of Board of Subsidiary	Option Award for Board Secretary
Robin Smith, CEO and Director	150,000	50,000
Richard Berman, Director	150,000	50,000
Drew Bernstein, Director	150,000	50,000
Steven Myers, Director	150,000	50,000
Eric Wei, Director	150,000
Catherine Vaczy, Secretary and General Counsel			100,000

Furthermore, in recognition of their past service to the Board of Directors, on November 4, 2009, the Compensation Committee granted (i) Richard Berman a cash fee equal to $20,000 and a common stock award for 80,000 shares and (ii) Steven Myers a common stock award for 100,000 shares.  The common stock awards were fully vested as of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
	Name:	Catherine M. Vaczy
	Title:	Vice President and General Counsel

Date:  November 10, 2009